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For Immediate Release
For Further Information Contact
Therese Fergo 301-608-9292
Email  tfergo@unither.com


              UNITED THERAPEUTICS ANNOUNCES FDA ADVISORY COMMITTEE
                  SCHEDULED FOR REMODULIN NEW DRUG APPLICATION

Silver Spring, MD, June 26, 2001 - United Therapeutics Corporation (Nasdaq:
UTHR) announced today that the FDA has requested that the Company present to the Cardiovascular and Renal Drugs Advisory Committee in order to assist in the agency's evaluation of the benefit-to-risk profile of Remodulin. The Company has agreed. The Advisory Committee meeting will be scheduled for August 9 or 10, 2001.

The Company will host a conference call on Wednesday June 27, 2001 at 9:00 am eastern time to discuss this development. The dial in number from within the United States is 1-800-360-9865 and 973-694-6836 from outside the United States. A replay of the conference call will be available for 48 hours by dialing 1-800-428-6051 and 973-709-2089 from outside the United States and using pass code 199958.

United Therapeutics is a biotechnology company focused on combating cardiovascular, inflammatory and infectious diseases with unique therapeutic products. United Therapeutics is a member of the Russell 3000 Index and is included in the iShares Nasdaq Biotechnology Index Fund (NBI).